Exhibit 99.1

Everspin Reports Unaudited Third Quarter 2024 Financial Results

Q3’24 revenue of $12.1 million in-line with guidance and EPS of $0.10 exceeded guidance

Chandler, AZ, Oct 30, 2024 — Everspin Technologies, Inc. (NASDAQ: MRAM), the world’s leading developer and manufacturer of magnetoresistive random access memory (MRAM) persistent memory solutions, today announced preliminary unaudited financial results for the third quarter ended September 30, 2024.

“We are pleased to report third quarter revenue in-line with our guidance and GAAP net income per diluted share ahead of our guidance, driven by our new contract wins, and our cost containment efforts,” said Sanjeev Aggarwal, President and Chief Executive Officer. “We had new contracts during the quarter, showcasing the strength of our business and the extensive range of our product portfolio. We continue to have meaningful customer interactions, which we believe will turn into design wins for our PERSYST xSPI STT-MRAM products and begin to contribute to revenue in 2025 and beyond.”

Third Quarter 2024 Results

●	Total revenue of $12.1 million, compared to $16.5 million in the third quarter of 2023.
●	MRAM product sales, which includes both Toggle and STT-MRAM revenue, of $10.4 million, compared to $13.5 million in the third quarter of 2023.
●	Licensing, royalty, patent, and other revenue of $1.7 million, compared to $2.9 million in the third quarter of 2023.
●	Gross margin of 49.2%, compared to 60.2% in the third quarter of 2023.
●	GAAP operating expenses of $8.1 million, compared to $7.9 million in the third quarter of 2023.
●	GAAP net income of $2.3 million, or $0.10 per diluted share, compared to net income of $2.4 million, or $0.11 per diluted share, in the third quarter of 2023.
●	Adjusted EBITDA of $4.2 million, compared to $4.0 million in the third quarter of 2023.

“We are pleased to end the quarter with a strong balance sheet and a return to profitability,” said Matt Tenorio, Everspin’s Interim Chief Financial Officer. “We remain focused on scaling our business and converting additional design wins to revenue.”

Business Outlook

For the fourth quarter 2024, Everspin expects total revenue in a range of $12 million to $13 million and GAAP net income per diluted share to be between $0.00 and $0.05.

This outlook is dependent on Everspin’s current expectations, which may be impacted by, among other things, evolving external conditions, such as pandemics or endemics, local safety guidelines, worsening impacts due to supply chain constraints or interruptions, including  the military conflict between Russia and Ukraine, instability in the Middle East, recent market volatility, semiconductor downturn and the other risk factors described in Everspin’s filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Reports on Form 10-Q filed with the SEC during 2024, as well as in its subsequent filings with the SEC.

Use of Non-GAAP Financial Measures

Everspin supplements the reporting of its financial information determined under generally accepted accounting principles in the United States of America (GAAP) with Adjusted EBITDA, which is a non-GAAP financial measure. Everspin defines Adjusted EBITDA as net income adjusted for interest expense, taxes, depreciation and amortization, stock-based compensation expense, and restructuring costs (if any).

Everspin’s management and board of directors use Adjusted EBITDA to understand and evaluate its operating performance and trends, to prepare and approve its annual budget and to develop short-term and long-term operating and financing plans. Accordingly, Everspin believes that Adjusted EBITDA provides useful information for investors in understanding and evaluating its operating results in the same manner as its management and board of directors. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, net income reported in accordance with GAAP. Moreover, other companies may define Adjusted EBITDA differently, which limits the usefulness of this measure for comparisons with such other companies. Everspin encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Conference Call

Everspin will host a conference call for analysts and investors on Wednesday, October 30, 2024, at 5:00 p.m. Eastern Time.

Dial-in details: To access the call by phone, please go to this link and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The live webcast of the call will be accessible on the Company’s website at investor.everspin.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.

About Everspin Technologies

Everspin Technologies, Inc. is the world’s leading provider of magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest-performance non-volatile memory for industrial IoT, data centers and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Forward-looking statements are identified by words such as “expects” or similar expressions. These include, but are not limited to, Everspin’s future financial performance, including the outlook for fourth quarter 2024 results. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, and its Quarterly Reports on Form 10-Q filed with the SEC during 2024, as well as in its subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these  expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of       new information, future events or otherwise, except as required by law.

Investor Relations:

Monica Gould

The Blueshirt Group

T: 212-871-3927

ir@everspin.com

EVERSPIN TECHNOLOGIES, INC.

Condensed Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$39,588	$36,946
Accounts receivable, net	11,407	11,554
Inventory	8,441	8,391
Prepaid expenses and other current assets	4,585	988
Total current assets	64,021	57,879
Property and equipment, net	3,412	3,717
Right-of-use assets	4,868	5,495
Other assets	300	212
Total assets	$72,601	$67,303

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,742	$2,916
Accrued liabilities	2,140	4,336
Deferred revenue	372	336
Lease liabilities, current portion	1,290	1,190
Contract obligations	2,953	—
Total current liabilities	9,497	8,778
Lease liabilities, net of current portion	3,668	4,390
Long-term income tax liability	162	214
Total liabilities	$13,327	$13,382
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 21,833,041 and 21,080,472 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	197,355	191,569
Accumulated deficit	(138,083)	(137,650)
Total stockholders’ equity	59,274	53,921
Total liabilities and stockholders’ equity	$72,601	$67,303

EVERSPIN TECHNOLOGIES, INC.

Condensed Statements of Operations and Comprehensive (Loss) Income

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Product sales	$10,443	$13,543	$31,190	$40,726
Licensing, royalty, patent, and other revenue	1,650	2,923	5,969	6,333
Total revenue	12,093	16,466	37,159	47,059
Cost of product sales	5,752	5,920	16,989	18,133
Cost of licensing, royalty, patent, and other revenue	390	627	842	1,384
Total cost of sales	6,141	6,547	17,831	19,517
Gross profit	5,952	9,919	19,328	27,542
Operating expenses:[1]
Research and development	3,384	2,659	10,259	8,566
General and administrative	3,363	3,933	10,653	10,660
Sales and marketing	1,320	1,348	3,950	4,018
Total operating expenses	8,067	7,940	24,862	23,244
(Loss) income from operations	(2,115)	1,979	(5,534)	4,298
Interest expense	—	—	—	(63)
Other income, net	4,396	459	5,187	2,849
Net (loss) income before income taxes	2,281	2,438	(347)	7,084
Income tax expense	(10)	—	(86)	—
Net (loss) income and comprehensive (loss) income	$2,271	$2,438	$(433)	$7,084
Net (loss) income per common share:
Basic	$0.10	$0.12	$(0.02)	$0.34
Diluted	$0.10	$0.11	$(0.02)	$0.33
Weighted average shares of common stock outstanding:
Basic	21,767,380	20,848,558	21,529,738	20,653,775
Diluted	21,985,175	21,828,789	21,529,738	21,276,904

[1]Operating expenses include stock-based compensation as follows:
Research and development	$710	$505	$1,979	$1,454
General and administrative	632	639	2,592	1,874
Sales and marketing	190	136	537	372
Total stock-based compensation	$1,532	$1,280	$5,108	$3,700

EVERSPIN TECHNOLOGIES, INC.

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(433)	$7,084
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,197	905
Gain on sale of property and equipment	—	(15)
Stock-based compensation	5,108	3,700
Loss on prepayment and termination of credit facility	—	170
Non-cash warrant revaluation	—	(25)
Non-cash interest expense	—	26
Changes in operating assets and liabilities:
Accounts receivable	147	577
Inventory	(50)	(1,954)
Prepaid expenses and other current assets	(3,597)	366
Other assets	(88)	—
Accounts payable	236	599
Accrued liabilities	(2,248)	(54)
Deferred revenue	36	(311)
Contract obligations	2,953	—
Lease liabilities, net	5	18
Net cash provided by operating activities	3,266	11,086
Cash flows from investing activities
Purchases of property and equipment	(1,302)	(1,080)
Proceeds received from sale of property and equipment	—	15
Net cash used in investing activities	(1,302)	(1,065)
Cash flows from financing activities
Payments on long-term debt	—	(2,790)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	678	908
Net cash provided by (used in) financing activities	678	(1,882)
Net increase in cash and cash equivalents	2,642	8,139
Cash and cash equivalents at beginning of period	36,946	26,795
Cash and cash equivalents at end of period	$39,588	$34,934
Supplementary cash flow information:
Interest paid	$—	$37
Operating cash flows paid for operating leases	$1,049	$1,038
Financing cash flows paid for finance leases	$47	$9
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for finance lease liabilities	$297	$—
Purchases of property and equipment in accounts payable and accrued liabilities	$36	$—

EVERSPIN TECHNOLOGIES, INC.

Reconciliation of Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted EBITDA reconciliation:
Net (loss) income	$2,271	$2,438	$(433)	$7,084
Depreciation and amortization	402	288	1,197	905
Stock-based compensation expense	1,532	1,280	5,108	3,700
Interest expense	—	—	—	63
Income tax (benefit) expense	10	—	86	—
Adjusted EBITDA	$4,215	$4,006	$5,958	$11,752